PURCHASE AND SALE AGREEMENT
                             AND ESCROW INSTRUCTIONS

           This PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (the "Agreement") is made as of July 19, 2004, between Footstar Corporation, a Texas corporation, having an address at 1 Crosfield Avenue, West Nyack, NY 10994 ("Seller"), and Thrifty Oil Co., a California Corporation, having an address at 13116 East Imperial Highway, Santa Fe Springs, CA 90670 ("Buyer").

                                 R E C I T A L S
                                 -  - -  - - - -

           A. Seller owns that certain "Land" (as defined in Article II), on which Seller has constructed an integrated warehouse, distribution and office facility, located at 3355 Dulles Drive, Mira Loma, California, as more particularly described on Exhibit A attached hereto and incorporated herein by reference.

           B. Buyer desires to purchase the Property (as defined in Article II) from Seller, and Seller desires to sell the Property to Buyer, on the terms and conditions set forth herein.

                                A G R E E M E N T
                                - - - - - - - - -

           NOW, THEREFORE, in consideration of the foregoing recitals and mutual agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

                                    ARTICLE I
                                 EFFECTIVE DATE
                                 --------------

           This Agreement shall be effective (the "Effective Date") when a fully executed copy of this Agreement (or a fully executed copy in counterparts) and the Deposit are deposited with Stewart Title Insurance Company (the "Title Company"). Title Company is hereby instructed to immediately notify each party to this Agreement of the Effective Date. In addition, each signatory of this Agreement on behalf of Buyer or Seller shall insert the date on which he or she signs this Agreement. The last date so inserted shall be the "Execution Date."

                                   ARTICLE II
                          PROPERTY SUBJECT TO AGREEMENT
                          -----------------------------

           Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, all of Seller's right, title and interest in the following:

                 (a) Land. That certain land consisting of approximately 39..5 acres described and depicted in Exhibit A attached hereto, and all appurtenant rights, privileges and easements thereto (collectively, the "Land"), including, without limitation, any and all permits, entitlements, and easements for ingress, egress and access across adjoining property or from the adjoining public streets or roadways and all water rights, if any, appurtenant or attributable to the Land;


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                 (b) Improvements. That certain industrial building containing approximately 532,000 square feet (the "Building"), together with all fixtures, landscaping and other improvements located or to be located on the Land (collectively, the "Improvements"). The Land and the Improvements are collectively referred to herein as the "Real Property". The sale shall specifically exclude all personal property of Seller and all equipment used in the movement of goods in commerce, including, without limitation, all material handling equipment, racking, conveyors, lifts and tilt trays.

                 (c) Warranties. All warranties related to the construction of the Building to the extent such are assignable (the "Warranties").

The Real Property and Warranties are hereafter referred to as the "Property.."

                                   ARTICLE III
                   PURCHASE PRICE; PAYMENT OF PURCHASE PRICE;
                       DEPOSIT; REVIEW PERIOD; DISAPPROVAL
                       -----------------------------------

           3.1 Purchase Price. Subject to the terms, conditions and provisions contained in this Agreement, Buyer agrees to pay, and Seller agrees to accept, as consideration for the conveyance of the Property to Buyer, the sum of Twenty Eight Million Fifty Thousand and 00/100 Dollars ($28,050,000.00) (the "Purchase Price"). The Purchase Price shall be payable in full as set forth below. The Purchase Price may be subject to adjustment as provided in Section 10.7 below.

           3.2 Payment of Purchase Price. The Purchase Price, together with Buyer's share of all closing costs and any net prorations charged to Buyer, shall be placed into Escrow (as defined in Section 8.1) by wire transfer of immediately available funds or in other good funds acceptable to the Title Company at least one (1) business day prior to the Closing Date and in time sufficient to permit Title Company to close the Escrow on the Closing Date.

           3.3 Deposit. On the Effective Date, Buyer has deposited the sum of Four Hundred Thousand and no/100 Dollars ($400,000.00) (the "Initial Deposit") in good funds with Seller. In addition, on the Effective Date, Buyer shall deposit the additional sum of Four Million Six Hundred Thousand and 00/100 Dollars ($4,600,000.00) (the "Second Deposit") in good funds with Escrow Holder. (The Initial Deposit and the Second Deposit are sometimes hereafter collectively referred to as the "Deposit.") The Initial Deposit, together with any interest earned thereon, shall be fully refundable until the expiration of the Review Period. If on or before the expiration of the Review Period, Buyer shall not have timely delivered a Disapproval Notice, the Deposit shall become non-refundable to Buyer, and shall be retained by the Escrow Holder and disbursed as provided herein. If on or before the expiration of the Review Period, Buyer shall have delivered a Disapproval Notice, the Initial Deposit, together with all interest earned thereon less escrow cancellation charges, shall be returned to Buyer. If the sale contemplated by this Agreement is consummated in accordance with the terms hereof, the Deposit shall be applied to the Purchase Price to be paid to Seller on the Closing Date. The Title Company shall, promptly upon receipt of the Deposit, place the Deposit in an interest bearing account with all interest accruing to the benefit of the Buyer. If the sale of the Property to Buyer fails to close by reason of a default by Buyer the Deposit shall be paid to Seller as liquidated damages, as Seller's sole remedy for such default. If the sale of the Property to Buyer fails to close for any reason other than a default by Buyer the Deposit shall be refunded to Buyer.


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           3.4 Document Delivery; Review Period.

                 (a) Seller shall order and deliver or cause to be delivered to Buyer, either prior to the Effective Date or not later than five (5) business days following the Effective Date, a preliminary title report ("Title Report") from the Title Company on the Real Property showing status of title to the Real Property, together with copies of all documents referenced in the Title Report.

                 (b) Seller shall deliver to Buyer, to the extent Seller has such items in its possession, the following items (collectively, the "Property Documents"), either prior to the Effective Date or not later than three (3) business days following the Effective Date:

                     (i) A copy of all "Phase One" environmental reports relating to the Real Property and in Seller's possession;

                     (ii) Copies of all as built plans relating to the Building and the Improvements and in Seller's possession;

                     (iii) A copy of Seller's existing ALTA survey of the Real Property;

                     (iv) A copy of the Certificate of Occupancy for the Building; and

                     Other information in Seller's possession which Buyer shall request;

           (c) Buyer shall have until 5:00 p.m. (Pacific Time) on July 8, 2004 (the "Review Period") to conduct Buyer's due diligence, at Buyer's sole cost and expense, and to satisfy itself as to, but not limited to, the following:

                 (i) Buyer may arrange for the preparation of an ALTA survey of the Real Property;

                 (ii) Buyer shall have the right to conduct a physical inspection of the Real Property (subject to the requirements of Section 3.4(d) below);

                 (iii) Buyer shall have the right to review and approve all underlying documents, such as covenants, conditions and restrictions, and special tax assessment information, if any;

                 (iv) Buyer may obtain the commitment of the Title Company to issue endorsements to the Owner's Title Policy (as such term is defined below);

                 (v) Buyer may review the economic feasibility of an investment in the Property; and

                 (vii) Buyer may arrange for the certification of any environmental reports delivered to Buyer pursuant to this section to Buyer and its lender, at Buyer's sole cost and expense.


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
           (d) During the Review Period, at reasonable times and upon not less than one (1) business day's prior notice to Seller, Buyer shall have the right to enter upon the Real Property with Buyer's representatives, employees, lenders or agents for purposes of inspecting the Real Property and completing testing and examinations it deems necessary to determine that the Property is acceptable (collectively, the "Inspections"); provided, however, that prior to entering onto the Real Property to conduct any inspections, Buyer shall provide Seller with evidence of liability insurance in an amount not less than One Million Dollars ($1,000,000.00), which shall be in form and substance reasonably satisfactory to Seller and shall name Seller as an additional insured. Buyer agrees to cause each Inspection report or study of the Real Property which is obtained from a third party to be delivered to Seller, at Buyer's expense, if Buyer does not proceed to Closing for any reason other than Seller's default, and Buyer will cause each such Inspection report or study to be certified (if customarily certified) to Seller in addition to Buyer and Buyer's lender, if any. Buyer shall have no obligation to deliver any Inspection report that constitutes privileged communications with its attorneys or attorney work product. Any Inspection reports received by Seller are being provided to Seller for informational purposes only, and only as an accommodation to Seller, and Buyer does not make any representation, warranty or promise of any kind, express or implied, concerning the accuracy or completeness of all or any part of the Inspection reports and any inaccuracy, incompleteness or deficiency in any part of any Inspection Report shall be solely the risk and responsibility of Seller, shall not be chargeable in any respect to Buyer and may form the basis of any claims by Seller against any person or entity that prepared, authored, compiled or created any of the Inspection Reports only to the extent permitted under the express terms of the certification to Seller of that Inspection Report; provided that if no certification to Seller has been made, such claims are expressly waived and relinquished by Seller. Notwithstanding the foregoing, no invasive testing of the Real Property such as demolition, drilling or excavation shall be conducted by Buyer or its agents unless and until Buyer shall have obtained Seller's prior written consent thereto, which consent Seller may give or withhold in Seller's sole and absolute discretion. In requesting such consent, Buyer shall provide Seller with a reasonably detailed description of the work to be done in connection with such invasive tests (including without limitation the precise location of any excavation, demolition or borings to be performed), together with reasonable monetary assurances in the form of a bond, insurance policy, or otherwise, that any damage caused to the Real Property by such invasive testing will be immediately remediated at no cost to Seller. Seller and/or Seller's agent(s) shall have the right to be present at and to observe any invasive testing of the Real Property. The provision of such assurances shall not, however, in any way affect Buyer's obligations under Section 3.6.

           (e) Within ten (10) days following the Effective Date, Seller shall make available to Buyer through Escrow, all of the required disclosure requirements, if any, of California Government Code ss. 8589.3 (flood zone designation), ss. 8589.4 (inundation area), and ss. 51183.5 (high fire severity area), and of California Public Resources Code ss. 2621.9 (earthquake fault zone), ss. 2694 (seismic hazard zone), and ss. 4136 (wildland fire area), regarding the presence of certain natural hazards (the "Required Disclosures"). The Required Disclosures will be provided in the standard form of a report produced by "Property I.D." Seller and Buyer acknowledge and agree that any of the Required Disclosures are based on maps or other information that is provided by governmental agencies, and that Seller shall have no liability for the accuracy and completeness of any such information.


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           3.5 Approval/Disapproval. On or before the last day of the Review
Period, Buyer may, in Buyer's sole and absolute discretion, and for any reason or no reason, approve by written notice to Seller and Title Company (an "Approval Notice") or disapprove by written notice to Seller and Title Company (a "Disapproval Notice") the Property, including the Title Report, Property Documents and the due diligence items referenced within Section 3.4(c). Unless Buyer delivers a Disapproval Notice on or before the expiration of the Review Period, Buyer shall be conclusively deemed to have waived any right to terminate this Agreement pursuant to this Section 3.5. If, however, Buyer timely delivers a Disapproval Notice, Escrow shall be canceled, this Agreement shall be terminated and the Deposit shall be returned to Buyer, including interest (less any title and escrow cancellation charges), without further action of either Buyer or Seller. If Buyer disapproves any title matter shown in the Preliminary Report within the Review Period, Seller shall notify Buyer, within five (5) business days of Buyer's notice of disapproval, whether or not Seller will cure such disapproved title matter prior to Closing. Seller shall in any event cause all Required Removal Items (as defined in Section 5.1) to be cured prior to Closing. Failure of Seller to notify Buyer that Seller will cure such disapproved title matter (other than a Required Removal Item), shall be deemed Seller's election not to cure such title matter prior to Closing. If Seller notifies Buyer that Seller will not cure such disapproved title matter (or is deemed to have elected not to cure such matter), Buyer shall, within three (3) business days of such notification (or in the event Seller has failed to notify Buyer that it will cure the disapproved title matter, within eight (8) business days of Buyer's notice of disapproval), either waive its objection to such title matter or elect to terminate this Agreement. If Buyer elects to terminate this Agreement as provided in the preceding sentence, then Escrow shall be canceled and the Deposit shall be returned to Buyer including interest (less any title and escrow cancellation charges), without further action of either Buyer or Seller. Failure of Buyer to notify Seller that Buyer elects to terminate this Agreement shall be deemed Buyer's election to terminate this Agreement.

           3.6 Restoration of Real Property. If Buyer elects to cancel this Agreement as set forth in Section 3.5, Buyer shall, at its sole expense, restore the Real Property to its condition existing prior to any testing and examination which it conducts on the Real Property, except to the extent that any changes in the condition of the Real Property were not caused by such testing or examination. Buyer also agrees to keep all information and reports obtained from Seller or relating to the Property or the proposed transaction confidential and Buyer will not disclose such information or reports to any person or entity, except for Buyer's experts or consultants relating to the proposed purchase and sale, except to Buyer's lender (if any) and such lender's experts or consultants, and except to the extent otherwise required by legal process or by applicable law, without obtaining the prior written consent of Seller; provided that such covenant of confidentiality shall be of no further force or effect upon the first to occur of (a) the date upon which Seller no longer owns the Property, and (b) December 31, 2005. Buyer agrees to indemnify Seller and hold Seller harmless from any loss, cost, liability, expense, damage, or injury to person or property arising out of Buyer's exercise of the rights granted in this Article; provided, that Buyer shall have no obligation to indemnify Seller for conditions existing prior to the date hereof or for any matters if and to the extent caused by Seller. This indemnification obligation shall survive the termination of this Agreement or the Closing.


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                                   ARTICLE IV
                             "AS IS, WHERE IS" SALE
                             ----------------------

           4.1 "AS IS, WHERE IS" Sale. As an essential inducement to Seller to sell the Property to Buyer on the terms and conditions set forth in this Agreement, and except as otherwise provided in this Agreement, Buyer acknowledges, understands and agrees as follows:

                 (a) (i) Buyer is a sophisticated purchaser and is familiar with the Property; (ii) neither Seller nor any of its agents, brokers or employees has made and does not make any representations or warranties of any kind whatsoever, whether oral or written, express or implied, with respect to the Property except as expressly set forth in this Agreement; and (iii) the Property is being sold to Buyer in its present "AS IS, WHERE IS" condition, with all faults.

                 (b) In particular, but without limiting the generality of subsection (a) above, except as expressly set forth in this Agreement, neither Seller nor any of its agents, brokers, attorneys or employees has made and does not make any representations or warranties, whether oral or written, express or implied, with respect to the economic value of the Property, adequacy of water, sewage or other utilities serving the Property, the fitness or suitability of the Property for Buyer's intended uses or the present use of the Property, or the physical condition, occupation or management of the Property, the development potential of the Property, its compliance with applicable statutes, laws, codes, ordinances, regulations or requirements relating to leasing, zoning, subdivision, planning, building, fire, safety, health or environmental matters (including, without limitation, the presence or absence of asbestos, petroleum products or toxic or hazardous substances), compliance with covenants, conditions and restrictions (whether or not of record), other local, municipal, regional, state or federal requirements, or other statutes, laws, codes, ordinances, regulations or requirements.

                 (c) Further, but again without limiting the generality of subsection (a) above, except as expressly set forth in this Agreement, Seller expressly disclaims and negates as to the Property: (i) any implied or express warranty of merchantability; (ii) any implied or express warranty of fitness for a particular purpose; and (iii) any implied warranty with respect to the condition of the Property, its compliance with any zoning, Americans with Disabilities Act, or other rules, regulations, laws or statutes applicable to the Property, the past or projected financial condition of the Property (including, without limitation, the income or expenses thereof) or the uses permitted on, the development requirements for, or any other matter or thing relating to all or any portion of the Property.

                 (d) Finally, but again without limiting the generality of subsection (a) above: (i) all documents, reports, studies and other information or materials delivered or disclosed to Buyer by Seller or any party on behalf of Seller, including the Property Documents (the "Information"), if any, are being provided to Buyer for informational purposes only and only as an accommodation to Buyer; (ii) Seller has not made, is not making, and will not make any representation, warranty or promise of any kind, express or implied, concerning the accuracy or completeness of all or any part of the Information; and (iii) any inaccuracy, incompleteness or deficiency in any part of the Information shall be solely the risk and responsibility of Buyer, shall not be chargeable in any respect to Seller, and shall not form the basis of any claims by Buyer against any person or entity that prepared, authored, compiled or created any part of the Information, such claims being expressly waived and relinquished by Buyer.


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                 (e) To the extent required to be operative, the disclaimers or warranties contained herein are "conspicuous" disclaimers for purposes of any applicable law, rule, regulation or order.

                                    ARTICLE V
                             TITLE TO REAL PROPERTY
                             ----------------------

           5.1 Title.

           At the Closing, Seller shall convey to Buyer fee title to the Real Property, subject to (i) all matters of record approved by Buyer pursuant to
Section 3.5 hereof, (ii) a lien to secure payment of real estate taxes and assessments, not yet due and payable, and (iii) matters created by or with the consent of Buyer, except for monetary liens and encumbrances such as mortgages, deeds of trust and/or delinquent property taxes and assessments, by execution and delivery of a Grant Deed (the "Grant Deed") in the form attached hereto as Exhibit B. Except for any defect in record title arising from Seller's intentional misrepresentation or omission, Buyer's sole recourse for a defect in record title shall be to enforce against the Title Company Buyer's rights under the Owner's Title Policy (as defined below). Title Company shall issue an ALTA extended coverage owner's title insurance policy (the "Owner's Title Policy") in the amount of the Purchase Price, which shall insure fee title to the Real Property in Buyer (or Buyer's permitted successor or assign), subject to (i) all matters of record approved by Buyer pursuant to Section 3.5 hereof, (ii) a lien to secure payment of real estate taxes and assessments, not yet due and payable, and (iii) matters created by or with the consent of Buyer (collectively, the "Permitted Exceptions"). The Permitted Exceptions shall not include (unless created by or with the consent of Buyer): (a) monetary liens and encumbrances such as mortgages, deeds of trust, mechanic's liens, (b) any judgment lien, (c) any exception relating to Seller's authority to enter into and/or perform this Agreement and/or the authority of the person or persons executing this Agreement or the instrument by which Seller conveys title to Buyer, and/or (d) delinquent property taxes and assessments (collectively, "Required Removal Items"). Seller shall cause all of the Required Removal Items to be eliminated at Seller's expense on or before the Closing. New exceptions to title to the Real Property which first arise after the date hereof, other than those caused by Buyer or by persons acting at Buyer's direction, shall be Permitted Exceptions only if approved by Buyer after notification thereof.

                 ARTICLE VI CONDITIONS PRECEDENT TO CLOSING
                 ------------------------------------------

           6.1 The following conditions are conditions precedent to Buyer's obligation to purchase the Property:

                 (a) Disapproval Notice. Buyer shall not have delivered a Disapproval Notice on or prior to the expiration of the Review Period.


                                       7
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                 (b) Execution of Documents. Seller shall have executed all documents required to be signed by Seller hereunder and shall have deposited with Title Company all of the documents to be deposited by Seller pursuant to
Section 8.3.

                 (c) No Termination. This Agreement shall not have been terminated pursuant to Article XI hereof.

                 (d) Compliance by Seller. Seller shall have complied in all material respects with each and every material covenant or condition of this Agreement to be kept or complied with by Seller prior to the Closing.

                 (e) Representations and Warranties. All of Seller's representations and warranties set forth in Section 9.1 hereof shall be true and correct in all material respects as of the Closing Date.

                 (f) Owner's Title Policy. The Title Company shall issue the Owner's Title Policy to Buyer.

           6.2 Effect of Failure of Buyer's Conditions. In the event that there shall be a failure of any of the conditions contained in Section 6.1, Buyer may, in addition to any other remedies available to Buyer, terminate this Agreement, and upon such termination, the Deposit, and all accrued interest thereon, shall be returned to Buyer.

                                   ARTICLE VII
                    SELLER'S CONDITIONS PRECEDENT TO CLOSING
                    ----------------------------------------

           7.1 The following conditions are conditions precedent to Seller's obligation to sell the Property:

                 (a) Disapproval Notice. Buyer shall not have delivered a Disapproval Notice on or prior to the expiration of the Review Period, except for a Disapproval Notice with respect to a title matter that Seller subsequently notifies Buyer that Seller will cure or with respect to a Required Removal Item.


                 (b) Execution of Documents. Buyer shall have executed all documents required to be signed by Buyer hereunder and shall have deposited with Title Company all of the documents to be deposited by Buyer pursuant to Section 8.4.

                 (c) Representations and Warranties. All of Buyer's representations and warranties set forth in Section 9.1 hereof shall be true and correct in all material respects as of the Closing Date.

                 (d) Compliance By Buyer. Buyer shall have complied in all material respects with each and every material covenant and condition of this Agreement to be kept or complied with by Buyer prior to the Closing.

                 (e) Office Lease. FMI International, LLC ("FMI") shall have entered into a sublease (the "Office Lease") with Seller or Seller's designee for the office portion of the Property (as further described in the Office Lease).


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
                 (f) Net Lease. Buyer shall have entered into a lease (the "Net Lease") for the entire Property with FMI in form and substance satisfactory to Buyer and FMI.

                 (g) Operating Agreement. FMI shall have entered into an operating agreement (the "Operating Agreement") with Seller on terms reasonably acceptable to Seller.

                                  ARTICLE VIII
                               ESCROW AND CLOSING
                               ------------------

           8.1 Escrow Instructions. Escrow herein (the "Escrow") shall be established at the Title Company (sometimes referred to herein as "Escrow Holder"). Upon execution of this Agreement, the parties shall deposit an executed copy of this Agreement with Title Company. This Agreement shall serve as the instructions to Title Company to consummate the purchase and sale contemplated hereby. Seller and Buyer agree to execute such additional and supplementary escrow instructions as may be appropriate to enable Title Company to comply with the terms of this Agreement. If there is any conflict between the provisions of this Agreement and any supplementary escrow instructions, however, the terms of this Agreement shall control.

           8.2 Closing. The closing hereunder (the "Closing") shall be the date the Grant Deed is recorded (the "Closing Date"). The Closing shall occur on or before the date that is five (5) days after receipt of all necessary approvals from the bankruptcy court, in form and substance reasonably acceptable to Buyer and Seller, but not later than July 29, 2004 (the "Outside Closing Date"). If the Closing has not occurred by the Outside Closing Date, then either party which is not in material default under this Agreement, including without limitation any failure to deposit with Title Company the items to be deposited by such party shall have the right to cancel this Agreement by written notice to the other party and Title Company, and, subject to the limitations set forth in this Agreement including Section 3.3, to pursue all remedies available at law or in equity for the default of its obligations under this Agreement.

           8.3 Deliveries By Seller. Seller shall deposit with Title Company, at least one business day before the Closing Date and in time sufficient to permit Title Company to record and close the Escrow on the Closing Date, the following:

                 (a) The Grant Deed in the form of Exhibit B, duly executed and acknowledged by Seller and in recordable form;

                 (b) Seller's Non-Foreign Affidavit in the form of Exhibit C, and California Form 593-W, each duly executed by Seller;

                 (c) Two originals of an Assignment of Warranties in the form of Exhibit D, duly executed by Seller;

                 (d) Any Withholding Certificate required by the State of California;


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                 (e) Any releases or other instruments required in order to convey title to the Real Property pursuant to Section 5.1 above;

                 (f) Any other documents or instruments called for hereunder to be executed or delivered by Seller that have not previously been delivered by Seller to Title Company; and

                 (g) The Office Lease;

                 (h) The Operating Agreement

           8.4 Deliveries By Buyer. Buyer shall deliver to Title Company, at least one business day before the Closing Date and in time sufficient to permit Title Company to record and close the Escrow on the Closing Date, the following:

                 (a) Cash or other good funds sufficient to pay the Purchase Price (less the amount of the Deposit previously paid by Buyer), the closing costs and any other amounts payable by Buyer in order to permit Title Company to close the Escrow;

                 (b) Any other documents or instruments called for hereunder to be executed or delivered by Buyer that have not previously been delivered by Buyer to Title Company;

                 (c) Two originals of an Assignment of Warranties in the form of Exhibit D, duly executed by Buyer; and

                 (d) The Net Lease.

           8.5 Other Instruments. Seller and Buyer shall each deposit any other documents or instruments that may be reasonably required by the other party and/or Title Company, or that are otherwise required to close the escrow and consummate the purchase and sale of the Property in accordance with the terms hereof.

           8.6 Prorations and Apportionments.

                 (a) All taxes, including, without limitation, real estate taxes and personal property taxes, collected rents, charges for utilities, including water, sewer, and fuel oil, and for utility services, maintenance services, maintenance and service contracts, all operating costs and expenses, and all other income, costs, and charges of every kind which in any manner relate to the operation of the Property (but not including insurance premiums or amounts payable to any of Buyer's contractors) shall be prorated as of the Closing Date, based on a three hundred sixty-five (365) day year (the "Prorations"). Seller shall be charged and credited for such Prorations up to the Closing Date and Buyer shall be charged and credited (or paid by check for unused deposits or prepaid rents) for all of the same on and after the Closing Date. Prior to Closing, Buyer and Seller shall review and approve the Prorations. If the actual amounts to be prorated are not known as of the Closing Date, the Prorations shall be made on the basis of the best information then available. When actual figures are later received, a cash settlement thereof will be made between Seller and Buyer. The provisions of this Section 8.6 shall survive the Closing.


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
                 (b) Notwithstanding anything to the contrary in the foregoing,
(i) Seller shall retain the right to receive all refunds for overpayments of real property taxes and assessments to the extent paid by Seller and attributable to the period of time on or prior to the Closing Date, and Seller shall have the sole right to prosecute an appeal or claim with respect to such amounts, and (ii) all obligations discovered following the Closing with respect to property taxes and assessments allocable to periods prior to the Closing shall be satisfied in full by Seller promptly following Buyer's request to do so.

           8.7 Costs and Expenses. Seller shall pay all real estate transfer taxes and the cost of a standard CLTA Owner's Policy of Title Insurance. Buyer shall pay the incremental cost for ALTA title insurance coverage, if desired, and any endorsements to the title policy (if requested by Buyer). Seller and Buyer shall each pay one-half of Escrow Holder's fee (excluding charges assessed by Escrow Holder for special services, which shall be paid by the party requesting or using such special services). Buyer shall pay all costs associated with any financing Buyer obtains with respect to the Property. Other closing costs shall be apportioned in accordance with the custom and practice in Riverside County. Each party shall pay its own attorneys' fees.

           8.8 Insurance; Utilities. Buyer acknowledges that Seller will cause its policies of casualty and liability insurance, if any, to be terminated with respect to the Property as of the Closing Date. Buyer shall be responsible for obtaining its own insurance and utilities as of the Closing Date and thereafter. Any deposits for utilities made by Seller shall be refunded to Seller and Buyer shall arrange for any required replacements therefor.

           8.9 Close of Escrow. Provided that (i) Title Company has received the documents and funds described in Sections 8.3, 8.4 and 8.5 hereof, (ii) Title Company is then committed to issue the Owner's Title Policy to Buyer pursuant to
Section 5.1 hereof, and (iii) Title Company has not received prior written notice from either party to the effect that an agreement of either party made hereunder has not been performed or to the effect that any condition set forth herein has not been satisfied or waived, Title Company is authorized and instructed on the Closing Date to:

                 (a) Cause the Grant Deed to be recorded in the Recorder's Office of Riverside County, California (provided, that the Grant Deed shall be recorded without disclosing the amount of documentary transfer tax, which documentary transfer tax shall be shown on a separate statement filed with the Recorder's Office);

                 (b) Deliver, in the manner specified by Seller in separate instructions to Escrow Holder, the Purchase Price to Seller, less Seller's share of Prorations, costs of escrow and any releases or other requirements required to clear and convey title to the Real Property to Buyer as required herein;

                 (c) Deliver one fully executed original of the Assignment and Assumption of Contracts and Warranties to each of Seller and Buyer; and

                 (d) Deliver Seller's Non-Foreign Affidavit to Buyer.

           8.10 Notification; Closing Statements. If Title Company cannot comply with the instructions herein (or as may be provided later), Title Company is not authorized to cause the recording or delivery of any of the foregoing documents. If Title Company is unable to cause the recording, Title Company shall notify the parties without delay. Immediately after the Closing, Title Company shall deliver to Buyer and Seller, respectively, at their addresses listed in Section
13.1 hereof, a true, correct and complete copy of the Seller's and Buyer's Closing Statements, in forms customarily prepared by Title Company, as well as all other instruments and documents to be delivered to Buyer and Seller.

           8.11 Delivery of Items Outside of Escrow. Upon Seller's receipt of confirmation that the Closing has occurred, and receipt of all funds due to Seller hereunder, Seller shall deliver to Buyer outside of escrow, keys to the Property.

                                   ARTICLE IX
                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                    -----------------------------------------

           9.1 Buyer's Representations and Warranties. Buyer represents and warrants to Seller as follows as of the Effective Date and as of the Closing
Date:

                 (a) This Agreement and all documents executed by Buyer that are to be delivered to Seller at the Closing are, or at the time of Closing will be, duly executed and delivered by Buyer, and the person executing this Agreement and all such documents on behalf of Buyer is and shall be duly authorized to so execute and deliver this Agreement and such documents on behalf of Buyer. This Agreement and all documents executed by Buyer that are to be delivered to Seller at the Closing are, or at the Closing will be, legal, valid and binding obligations of Buyer, and do not, and at the time of Closing will not, violate any provisions of any agreement or judicial order to which Buyer is a party or to which Buyer is subject.

                 (b) No representations of any kind (whether oral or written, express or implied) have been made by the Seller to Buyer except as specifically provided in Section 9.2 hereof, and except as expressly provided herein Buyer hereby represents and warrants to Seller that Buyer is purchasing the Property solely in reliance on Buyer's own evaluation thereof.

           9.2 Seller's Representations and Warranties. Seller represents and warrants to Buyer as follows as of the Effective Date and as of the Closing
Date:

                 (a) Seller is a corporation duly formed, validly existing and in good standing under the laws of the State of Texas, and is duly qualified to do business in the State of California, and has full power and authority to enter into this Agreement and to consummate the transactions contemplated herein.

                 (b) This Agreement and all documents executed by Seller that are to be delivered to Buyer at the Closing are, or at the time of Closing will be, duly authorized, executed and delivered by Seller, and the person executing this Agreement and all such documents on behalf of Seller is and shall be duly authorized to so execute and deliver this Agreement and such documents on behalf of Seller. This Agreement and all documents executed by Seller that are to be delivered to Buyer at the Closing are, or at the Closing will be, legal, valid and binding obligations of Seller, and do not, and at the time of Closing will not, violate any provisions of any agreement or judicial order to which Seller is a party or to which Seller is subject.

                 (c) Seller has not received written notice of any pending or threatened condemnation affecting the Property and to the best of seller's actual knowledge no such matter exists.

                 (d) Seller has not received written notice of any litigation affecting the Property which would have a material adverse effect upon the Property after the Closing Date and to the best of seller's actual knowledge no such matter exists.

                 (e) Seller is not a foreign person as defined in Section 1445 of the IRC.

                 (f) Seller has commenced a voluntary Chapter 11 petition under the United States Bankruptcy Code.

                 (g) There are no leases or other occupancy agreement affecting any portion of the Property.

                 (h) Seller has not received any written notice of any violations of any laws, statutes, ordinance or regulations applicable to the Property, and to Seller's actual knowledge no such violations exist.

           9.3 Termination of Representations and Warranties. All representations and warranties by the respective parties contained herein are intended to and shall terminate effective as ninety (90) days after the time of Closing.

           9.4 Conduct Prior to Closing. From the date hereof through and including the Closing, Seller shall continue to operate and maintain the Property in the manner in which the Property is currently operated and maintained. Seller shall maintain in force all existing permits, licenses, approvals and consents required in connection with the present use of the Property by any appropriate governmental or private authority. After the date hereof, Seller shall not, without the prior written approval of Buyer, which approval shall not be unreasonably withheld:

                 (a) make any alterations to the Property except as required for routine maintenance;

                 (b) sell, transfer, lease, encumber or change the status of title of all or any portion of the Property; or

                 (c) enter into any contract affecting the Property or any part thereof which would be binding upon Buyer after the Closing.

If Seller shall request Buyer's approval to any of the foregoing matters, Buyer shall have three (3) business days from its receipt of such request to give Seller notice of its approval or disapproval of such matter. If Buyer does not give such notice and such failure continues for two (2) business days after a second written request from Seller, then such matter shall be deemed approved by Buyer.

                                    ARTICLE X
                              INTENTIONALLY DELETED
                              ---------------------

                                   ARTICLE XI
                  LOSS BY FIRE OR OTHER CASUALTY: CONDEMNATION
                  --------------------------------------------

           11.1 Damage or Destruction.

                 (a) If, before the Closing, a portion of the Improvements is destroyed or damaged, to an extent reasonably deemed material by either Seller or Buyer, and either such casualty is not insured by Seller or the damage cannot be repaired within one hundred eighty (180) days, this Agreement shall be automatically terminated. Thereafter, this Agreement shall be null and void and of no further force or effect and, except as provided in Sections 3.6, 13.2(b) and 13.10 hereof, neither Buyer nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason thereof, other than those rights and obligations that, by their terms, survive the termination of this Agreement. In the event of such termination, the cancellation costs of the Title Company and Escrow Holder shall be borne equally by Buyer and Seller, each party shall bear its own costs incurred hereunder, and the Deposit, less Buyer's share of Title Company and Escrow Holder cancellation costs, shall be returned to Buyer.

                 (b) If, before the Closing, the Improvements are damaged but such damage is covered by Seller's insurance and can be repaired within one hundred eighty (180) days, then this Agreement shall not terminate, Buyer shall be obligated to purchase the Property as contemplated herein, Seller shall assign to Buyer all rights, title and interest in the proceeds under Seller's policy of casualty insurance, and the Purchase Price shall be reduced by the amount of any insurance deductible and any cost and expense of restoration not covered by such insurance.

           11.2 Condemnation.

                 (a) If, before the Closing, all of the Property shall be taken by condemnation or eminent domain (or deed given under threat of eminent domain), this Agreement shall be automatically terminated. Thereafter, this Agreement shall be null and void and of no further force or effect and, except as provided in Sections 3.6, 13.2(b) and 13.10 hereof, neither Buyer nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason thereof, other than those rights and obligations that, by their terms, survive the termination of this Agreement. In the event of such termination, the cancellation costs of the Title Company and Escrow Holder shall be borne equally by Buyer and Seller, each party shall bear its own costs incurred hereunder, and the Deposit, less Buyer's share of Title Company and Escrow Holder cancellation costs, shall be returned to Buyer.

                 (b) If, before the Closing, a portion of the Property shall be taken by condemnation or eminent domain (or deed given under threat of eminent domain) or a governmental or quasi governmental entity shall threaten such a taking, and such taking, in Buyer's sole opinion, would materially impair Buyer's ability to use the Property for Buyer's intended purposes, then Buyer, at Buyer's option, may terminate this Agreement by providing written notice of such termination to Seller within twenty (20) days of Buyer's receipt of written notice of the taking or threat of taking (Buyer's failure to give such notice within such period shall be deemed an election to terminate. If Buyer does not so terminate this Agreement, paragraph (c), below, shall apply. If Buyer elects to terminate this Agreement under this paragraph (b), this Agreement shall be null and void and of no further force or effect and, except as provided in Sections 3.6, 13.2(b) and 13.10 hereof, neither Buyer nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason thereof. In the event of such termination, the cancellation costs of the Title Company and Escrow Holder shall be borne equally by Buyer and Seller, each party shall bear its own costs incurred hereunder, and the Deposit, less Buyer's share of Title Company and Escrow Holder cancellation costs, shall be returned to Buyer.

                 (c) If this Agreement is not terminated in accordance with the foregoing, Buyer shall accept title to the Property subject to such taking. In such event, at the Closing the Seller's interest, if any, in proceeds from the taking of the Property condemned shall be assigned by Seller to Buyer and any monies previously received by Seller in connection with such taking shall be paid over to Buyer.

                                   ARTICLE XII
                              ENVIRONMENTAL RELEASE
                              ---------------------

           12.1 Definitions. For purposes of this Article XII, the following terms have the meanings indicated.

           "Environmental Damages" means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement of judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time as a result of the existence prior to the Closing of Hazardous Material upon, about, beneath the Real Property or migrating or threatening to migrate to or from the Real Property, or the existence of a violation of Environmental Requirements pertaining to the Real Property, regardless of whether the existence of such Hazardous Material or the violation of Environmental Requirements arose prior to the present ownership or operation of the Real Property, and including without limitation:

                           (i) Damages for personal injury, or injury to
                  property or natural resources occurring upon or off of the Real Property, foreseeable or unforeseeable, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest and penalties;

                           (ii) Fees incurred for the services of attorneys,
                  consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of Environmental Requirements including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, or reasonably necessary to make full economic use of the Real Property or any other property in a manner consistent with its current use or otherwise expended in connection with such conditions, and including without limitation any attorneys' fees, costs and expenses incurred in enforcing this agreement or collecting any sums due hereunder;

                           (iii) Liability to any third person or governmental
                  agency to indemnify such person or agency for costs expended in connection with the items referenced in subparagraph (ii) herein; and

                           (iv) Diminution in the value of the Real Property,
                  and damages for the loss of business and restriction on the use of or adverse impact on the marketing of rentable or usable space or of any amenity of the Real Property.

                  "Environmental Requirements" means all applicable present and future statutes, common law, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation:

                           (i) All requirements, including but not limited to
                  those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature; and

                           (ii) All requirements pertaining to the protection of
                  the health and safety of employees or the public.

                  "Hazardous Material" means any substance:

                           (i) the presence of which requires investigation or
                  remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or

                           (ii) which is or becomes defined as a "hazardous
                  waste," "hazardous substances," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.); or

                           (iii) which is toxic, explosive, corrosive,
                  flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; or

                           (iv) the presence of which on the Real Property poses
                  or threatens to pose a hazard to the health or safety of persons on or about the Real Property; or

                           (v) which contains petroleum, petroleum products or
                  other hydrocarbon substances; or

                           (vi) which contains polychlorinated bipheynols
                  (PCB's), asbestos, mold or other multicellular fungi, urea formaldehyde foam insulation or radon gas.

                  12.2 Environmental Release. Except only as provided in the following sentence, Buyer, for itself and its successors and assigns, unconditionally releases Seller from and against any and all liability to Buyer, both known and unknown, present and future, for Environmental Damages to Buyer arising out of any violation of Environmental Requirements or the presence of Hazardous Material on, under or about the Real Property. The foregoing release shall not apply to (i) Hazardous Material actually introduced onto the Real Property by Seller or, (ii) Hazardous Materials introduced onto the Real Property by those persons or entities employed by or under contract with Seller, if the existence of such Hazardous Materials at the Real Property was known by Seller as of the date hereof, (iii) any breach of an express representation or warranty of Seller in this Agreement, (iv) any third party claims against Buyer based upon a condition or event at the Property during Seller's ownership. BUYER, AFTER CONSULTATION WITH LEGAL COUNSEL AND WITH FULL KNOWLEDGE OF THE CONSEQUENCES OF ITS ACTIONS, WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE
SECTION 1542, WHICH PROVIDES: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Buyer's Initials:

                                  ARTICLE XIII
                                  MISCELLANEOUS
                                  -------------

                  13.1 Notices. Any communication, notice or demand of any kind whatsoever that either party may be required or may desire to give to or serve upon the other shall be in writing, addressed to the parties at the addresses set forth below, and delivered by personal service, by Federal Express or other national overnight delivery service, by registered or certified mail, postage prepaid, return receipt requested, or by facsimile:

                                         Jim Deveau
If to Seller:                            933 MacArthur Blvd.
                                         Mahwah, NJ 07430
                                         Facsimile No. (201) 236-4968
                                         Telephone No.: (201) 934-2437
With copy to:
                                         David Srsic
                                         Footstar
                                         1 Crosfield Avenue
                                         West Nyack, New York 10994
                                         Facsimile No. (845) 348-0562
                                         Telephone No. (845) 727-6619

With copies to:                          Richard S. Wordes, Esq.
                                         Wordes, Wilshin & Conner, LLP
                                         20151 S.W. Birch Street, Suite 175
                                         Newport Beach, CA 92660
                                         Facsimile No. (949) 486-5888
                                         Telephone No. (949) 486-5904

                                         &

                                         Legal Department
                                         Footstar
                                         1 Crosfield Ave.
                                         West Nyack, NY 10994
                                         Attn: Marc Schuback

If to Buyer:                             Moshe Sassover
                                         Thrifty Oil Co.
                                         13116 East Imperial Highway
                                         Santa Fe Springs, CA 90670

                                         &

                                         Barry Berkett
                                         Thrifty Oil Co.
                                         13116 East Imperial Highway
                                         Santa Fe Springs, CA 90670

With copy to:                            Frederick Rollman
                                         Donfeld, Kelley & Rollman
                                         11845 West Olympic Blvd., Suite 1245
                                         Los Angeles, CA 90064



If to Title Company:                     Stewart Title of California
                                         Attn:  Andrea Mendoza
                                         525 N. Brand Boulevard
                                         Glendale, CA 91203
                                         Facsimile No. (818) 906-5310
                                         Telephone No.: (800) 821-8685
                                         Order No.:  044504383

Any such notice shall be deemed delivered as follows: (a) if personally delivered, the date of delivery to the address of the person to receive such notice; (b) if sent by Federal Express, UPS, or other overnight courier service, the date of delivery to the address of the person to receive such notice; or (c) if sent by facsimile transmission, the date transmitted to the person to receive such notice if sent by 5:00 p.m. and the next business day if sent after 5:00 p.m., provided that there is evidence of such transmission printed by the sending machine. Any notice sent by facsimile transmission must be confirmed by personally delivering or mailing a copy of the notice sent by facsimile transmission. Any party may change its address for notice by written notice given to the other at least five (5) calendar days before the effective date of such change in the manner provided in this Section.

           13.2 Brokers and Finders.

                 (a) Seller and Buyer each represent to the other that it has not dealt with any brokers or finders in connection with the purchase and sale of the Property. Neither party shall be responsible for any commissions, payments or claims related to Lee & Associates, the broker previously retained by Alere Property Group LLC who was not the successful purchaser at auction of the Property.

                 (b) In the event of any claim for broker's fees, finder's fees, commissions or other similar compensation in connection herewith each party shall indemnify and defend the other party against and hold the other party harmless (using counsel reasonably satisfactory to the other party) from any and all damages, liabilities, costs, expenses and losses (including, without limitation, attorneys' fees and costs) based upon a claim that is based upon the actions or agreement of the indemnifying party that the other party sustains or incurs by reason of such claim. The provisions of this subsection shall survive the termination of this Agreement or the Closing.

           13.3 Successors and Assigns. If Buyer delivers an Approval Notice or fails to give a Disapproval Notice prior to the expiration of the Review Period, and Buyer has deposited the Second Deposit with Escrow Holder, Buyer shall have the right to assign its interest under this Agreement to a corporation, general or limited partnership, or limited liability company controlled by or under common control with Buyer, without the consent of Seller; provided, however, that in connection with any such assignment by Buyer, the assignee shall execute and deliver to Seller a written release pursuant to which the assignee thereunder will agree to assume and be bound by all of Buyer's obligations under this Agreement, including without limitation the "AS IS, WHERE IS" provision of
Section 4.1 and the Environmental Release in Article XII, and provided further that Buyer or such assignee agrees in writing to enter into the Net Lease. The Buyer, under any such assignment, shall not be released from any obligations hereunder and shall remain bound by all of the obligations set forth in this Agreement. Subject to the foregoing, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, administrators and permitted successors and assigns.

           13.4 Amendments. This Agreement may be amended or modified only by a written instrument executed by both parties.

           13.5 Interpretation. Words used in the singular shall include the plural, and vice-versa, and any gender shall be deemed to include the other. The captions and headings of the Articles and Sections of this Agreement are for convenience of reference only, and shall not be deemed to define or limit the provisions hereof. Further, each party hereby acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto.

           13.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

           13.7 Merger of Prior Agreements. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral or written representations, statements, documents, understandings and agreements with respect thereto.

           13.8 Attorneys' Fees and Costs. If either Buyer or Seller brings any suit or other proceeding with respect to the subject matter or the enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys' fees, expenses and costs of investigation actually incurred. The foregoing includes, without limitation, attorneys' fees, expenses and costs of investigation incurred in appellate proceedings, costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code, 11 United States Code Section 101 et seq., or any successor statutes.

           13.9 Time of Essence. Time is of the essence of this Agreement.

           13.10 Consultant Reports. If the transaction contemplated herein fails to close for any reason other than a Seller default, Buyer shall deliver to Seller, at no cost to Seller, the results and/or copies of all such information, surveys, reports, tests, and studies, if any, provided for Buyer by third party consultants; provided, however, that Buyer hereby disclaims any representation or warranty (i) that any such materials may be assigned to or relied upon or enforced by Seller and (ii) as to the accuracy of such materials.

           13.11 No Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

           13.12 Further Acts. Each party, at the request of the other, shall execute, acknowledge (if appropriate) and deliver in a timely manner whatever additional documents, and do such other additional acts, also in a timely manner, as may be reasonably required in order to accomplish the intent and purposes of this Agreement.

           13.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which, when taken together, shall constitute one and the same instrument, with the same effect as if all of the parties to this Agreement had executed the same counterpart.

           13.14 No Intent To Benefit Third Parties. Seller and Buyer do not intend by any provision of this Agreement to confer any right, remedy or benefit upon any third party, and no third party shall be entitled to enforce, or otherwise shall acquire any right, remedy or benefit by reason of, any provision of this Agreement.

           13.15 Performance Due On Day Other Than Business Day. If the time period for the performance of any act called for under this Agreement expires on a Saturday, Sunday or any other day on which banking institutions in the State of California are authorized or obligated by law or executive order to close (a "Holiday"), the act in question may be performed on the next succeeding day that is not a Saturday, Sunday or Holiday.

           13.16 Deliveries of Documents. Promptly after the Closing, Seller shall provide to Buyer any as-built plans, permits and licenses, and other such documents relating to the ownership or operation of the Property, if and to the extent such items exist and are in the possession of Seller or the possession of Seller's agents and/or consultants.

           13.17 Confidentiality. Buyer and Seller shall each keep the terms of this Agreement strictly confidential, and will not disclose or permit their respective employees or agents to disclose the terms of this Agreement, including without limitation, the Purchase Price, except such disclosure as reasonably may be necessary to Buyer's and Seller's respective attorneys, accountants, and representatives, and others performing due diligence services, and except to the extent otherwise required by legal process or by applicable law.

           13.18 Possession. Seller shall deliver possession of the Property to Buyer on the Closing Date.

                            [SIGNATURE PAGE FOLLOWS.]

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates written below.


Dated:______________________________         Seller: Footstar Corporation




                                                  ------------------------------
                                             By:  Stephen R. Wilson
                                             Its: Executive Vice President
                                                  & Chief Administrative Officer



Dated: July 19, 2004                          Buyer: Thrifty Oil Co.

                                                 -------------------------------
                                             By: Moshe Sassover
                                             Its:




                                              ACCEPTED AND AGREED TO:

                                              STEWART TITLE INSURANCE COMPANY


                                              By:
                                                 -------------------------------

                                              Name:
                                                 -------------------------------

                                              Title:
                                                 -------------------------------

                                    EXHIBIT A
                                    ---------

                     LEGAL DESCRIPTION OF THE REAL PROPERTY


That certain real property located at and commonly known as 3355 Dulles Drive, Mira Loma, California, and more particularly described as follows:

PARCELS 14 THROUGH 19, INCLUSIVE OF PARCEL MAP NO. 26365 IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS SHOWN BY MAP ON FILE IN BOOK 172, PAGES 36 THROUGH 41 INCLUSIVE, OF PARCEL MAPS, IN THE OFFICE OF THE RIVERSIDE COUNTY RECORDER.

EXCEPTING THEREFROM ALL MINERALS, OIL, GAS AND OTHER HYDROCARBON SUBSTANCES, TOGETHER WITH THE RIGHT TO EXPLORE FOR, DEVELOP, PRODUCE AND EXTRACT THE SAME, BUT WITHOUT THE RIGHT OF ENTRY UPON THE SURFACE OF SAID REAL PROPERTY OR ANY PORTION OF SAID REAL PROPERTY ABOVE A PLANE 500 FEET BELOW THE PRESENT SURFACE OF SAID REAL PROPERTY, AND IN SUCH A MANNER AS NOT TO DAMAGE THE SURFACE OF SAID REAL PROPERTY, AS RESERVED BY JAMES F. LIEBENGUTH, A MARRIED MAN, BY DEED RECORDED JANUARY 29, 1968 AS INSTRUMENT NO. 8206, OFFICAL RECORDS.

ALSO EXCEPTING THEREFROM ALL MINERALS, OIL, GAS AND OTHER HYDORCARBON SUBSTANCES, TOGETHER WITH THE RIGHT TO EXPLORE FOR, DEVELOP, PRODUCE AND EXTRACT THE SAME, BUT WITHOUT THE RIGHT OF ENTRY UPON THE SURFACE OF SAID REAL PROPERTY OR ANY PORTION OF SAID REAL PROPERTY ABOVE A PLANE 500 FEET BELOW THE PRESENT SURFACE OF SAID REAL PROPERTY, AND IN SUCH A MANNER AS NOT TO DAMAGE THE SURFACE OF SAID REAL PROPERTY, AS RESERVED BY FRED J. RUSSELL, AN UNMARRIED MAN, BY DEED RECORDED JANUARY 29, 1968 AS INSTRUMENT NO. 8207, OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM TO THE EXTENT NOT RESERVED BY JAMES F. LIEBENGUTH, A MARRIED MAN, BY DEED RECORDED JANUARY 29, 1968 AS INSTRUMENT NO. 8206 OFFICIAL RECORDS OF RIVERSIDE COUNTY, CALIFORNIA, OR BY FRED J. RUSSELL, AN UNMARRIED MAN, BY DEED RECORDED JANUARY 29, 1968 AS INSTRUMENT NO. 8207 OFFICIAL RECORDS OF RIVERSIDE COUNTY, CALIFORNIA, ALL MINERALS AND ALL MINERAL RIGHTS OF EVERY KIND AND CHARACTER NOW KNOWN TO EXIST OF HEREAFTER DISCOVERED, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, OIL AND GAS ANY RIGHTS THERETO TOGETHER WITH THE SOLE, EXCLUSIVE AND PERPETUAL RIGHT TO EXPLORE FOR, REMOVE AND DISPOSE OF, SAID MINERALS BY MEANS OR METHODS SUITABLE TO GRANTOR, ITS SUCCESSORS AND ASSIGNS, BUT WITHOUT ENTERING UPON OR USING THE SURFACE OF THE LANDS HEREBY CONVEYED, AND IN SUCH MANNER AS NOT TO DAMAGE THE SURFACE OF SAID LANDS OR TO INTERFERE WITH THE USE THEREOF BY GRANTEE, ITS SUCCESSORS OR ASSIGNS, PROVIDED, HOWEVER, THAT GRANTOR, ITS SUCCESSORS OR ASSIGNS, WITHOUT THE PRIOR WRITTEN PERMISSION OF GRANTEE, ITS SUCCESSORS OR ASSIGNS, SHALL NOT CONDUCT ANY MINING ACTIVITIES OF WHATSOEVER NATURE ABOVE A PLANE OF FIVE HUNDRED FEET (500') BELOW THE SURFACE OF THE LANDS AS RESERVED BY UPLAND INDUSTRIES CORPORATION, A NEVADA CORPORATION BY DEED RECORDED MAY 1, 1990 AS INSTRUMENT NO. 90-158886 OFFICIAL RECORDS


SAID PARCELS WERE MERGED BY RIVERSIDE COUNTY PLANNING DEPARTMENT CERTIFICATE OF PARCEL MERGER NO. 1242, RECORDED APRIL 15, 2001 AS INSTRUMENT NO. 01-158266 OFFICIAL RECORDS.


                        === End of Legal Description ===

                                    EXHIBIT B
                                    ---------

                                   GRANT DEED



  [Grant Deed in Form and Substance Reasonably Satisfactory to Buyer and Seller

                      to Be Inserted Prior to the Closing]

                                    EXHIBIT C
                                    ---------

                         SELLER'S NON-FOREIGN AFFIDAVIT

           Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by , the undersigned hereby certifies the following on behalf of :

               1. ______________________ is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

               2. ________________'s U.S. employer identification number is _____________ ; and

               3.   _________________ 's office address is c/o__________________
                    _____________________ .


__________________ understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

         Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of ____________________________ .


                                 ______________________________


                                               By:
                                                   -----------------------------

                                    EXHIBIT D
                                    ---------

                            ASSIGNMENT OF WARRANTIES

           For and in consideration of the sum of ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, , a ("Assignor"), having its principal address c/o , hereby transfers and assigns to [____________________], a [________________]
("Assignee"), having its principal address at [______________________], all of its right, title, and interest in and to the following:

                  All transferable warranties and guaranties issued in connection with the Property located at and commonly known as 3355 Dulles Drive, Mira Loma, California, and more particularly described in Exhibit "A" to that certain Purchase and Sale Agreement and Escrow Instructions made as of July__, 2004, by and between Assignor as Seller and Assignee as Buyer.

         This assignment is made without warranty of any kind, express or implied, by Assignor and without recourse of any kind against Assignor. In consideration of the foregoing assignment, Assignee hereby accepts this assignment. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

           IN WITNESS WHEREOF, Assignor has executed this Assignment as of this _____ day of ___________, 2004.


                                       ASSIGNOR:

                                       -----------------------------------------

                                       By:
                                           -------------------------------------


                                       ASSIGNEE:

                                       -----------------------------------------


                                       By:

                                           -------------------------------------